United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ◻

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⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

eGain Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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eGain

Corporation

1252 Borregas Avenue

Sunnyvale, CA 94089

(408) 636-4500

October 27, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, or the Annual Meeting, of eGain Corporation that will be held on December 8, 2021, at 1:00 p.m., Pacific Time at eGain Corporation — 1252 Borregas Avenue, Sunnyvale, CA 94089.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES MAY NOT BE VOTED WITH RESPECT TO EACH OF THE PROPOSALS UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE YOUR SHARES ELECTRONICALLY AT THE ANNUAL MEETING.

A copy of eGain’s 2021 Annual Report to Stockholders on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely yours,

Ashutosh Roy
Chief Executive Officer

eGain Corporation

Notice of Annual Meeting of Stockholders

to be held December 8, 2021

To the Stockholders of eGain Corporation:

The Annual Meeting of Stockholders, or the Annual Meeting, of eGain Corporation, or eGain or the Company, a Delaware corporation, will be held on December 8, 2021, at 1:00 p.m., Pacific Time at eGain Corporation — 1252 Borregas Avenue, Sunnyvale, CA 94089.

We are holding this Annual Meeting for the following purposes:

1.	to approve separate proposals to amend and restate eGain’s Amended and Restated Certificate of Incorporation, as amended, as set forth in the Second Amended and Restated Certificate of Incorporation of eGain, appended to this Proxy Statement as Appendix A, including to increase the number of authorized shares of common stock to 60,000,000 shares, to allow a majority of the board of directors to adopt, amend, or repeal the bylaws, and to approve choice of forum provisions;
2.	to elect directors to serve until the 2022 annual meeting of stockholders and thereafter until their successors are elected and qualified;
3.	to approve an amendment to eGain’s Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 6,460,000 shares to 7,460,000 shares;
4.	to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers;
5.	to ratify the appointment of BPM LLP, as eGain’s Independent Registered Public Accounting Firm; and
6.	to transact such other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

Stockholders of record as of the close of business on October 13, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at eGain’s offices, 1252 Borregas Avenue, Sunnyvale, California 94089, ten days prior to the Annual Meeting. This list will also be available for examination during the Annual Meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the Annual Meeting, subject to your prior registration to attend and vote at the Annual Meeting.

By Order of the Board of Directors,

Stanley F. Pierson
Secretary

Sunnyvale, California

October 27, 2021

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on December 8, 2021.

The Proxy Statement for our Annual Meeting and eGain’s Annual Report to Stockholders on Form 10-K for the fiscal year ended June 30, 2021, or the 2021 Annual Report, are available at http://www.edocumentview.com/EGAN.

Appendix A — Form of Second Amended and Restated Certificate of Incorporation

Appendix B — Amended and Restated 2005 Stock Inventive Plan

eGain Corporation

1252 Borregas Avenue,

Sunnyvale, California 94089

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of eGain Corporation, a Delaware corporation, referred to as eGain or the Company, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of eGain (the “Annual Meeting”), to be held at eGain Corporation—1252 Borregas Avenue, Sunnyvale, CA 94089, on December 8, 2021 at 1:00 p.m., Pacific Time, and any postponement or adjournment thereof. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of eGain a written revocation or a duly executed proxy bearing a later date or by voting electronically at the Annual Meeting, subject to your prior registration to attend and vote at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors set forth below.

The Board of Directors recommends that you vote:

●	“FOR” the proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Existing Charter”), as set forth in the Second Amended and Restated Certificate of Incorporation of eGain, appended to this Proxy Statement as Appendix A (the “Amended Charter”), including to increase the number of authorized shares of common stock to 60,000,000 shares, to allow a majority of the board of directors to adopt, amend, or repeal the bylaws, and to approve choice of forum provisions;

●	“FOR” the election of each of the nominated directors to serve until the 2022 annual meeting of stockholders and thereafter until their successors are elected and qualified;

●	“FOR” the proposal to approve an amendment to the Company’s Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 6,460,000 shares to 7,460,000 shares;

●	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers; and

●	“FOR” the ratification of the appointment of BPM LLP, as the Company’s Independent Registered Public Accounting Firm.

Stockholders of record at the close of business on October 13, 2021 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, eGain had 31,387,974 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of eGain’s outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Directors are elected by a plurality vote. The five nominees for director who receive the most votes cast in their favor will be elected to serve as a director. Other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes and will have the same effect as negative votes, because approval requires an absolute percentage of affirmative votes.

The expense of printing, mailing proxy materials and soliciting proxies will be borne by eGain.  Our directors, and certain of our officers and employees in the ordinary course of their employment, may solicit proxies by mail, internet, facsimile, in person, email or other online methods. eGain will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of eGain’s Common Stock. No additional compensation will be paid to such persons for such solicitation.

This Proxy Statement, the accompanying form of proxy and the 2021 Annual Report, including our consolidated financial statements, are being mailed to stockholders on or about October 29, 2021.

You will be able to attend the Annual Meeting at eGain Corporation—1252 Borregas Avenue, Sunnyvale, CA 94089 on December 8, 2021 at 1:00 p.m., Pacific Time. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during the Annual Meeting upon request.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-paid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting, subject to your prior registration to attend and vote at the Annual Meeting.

PROPOSAL 1
THE CHARTER AMENDMENT PROPOSAL

The following table sets forth a summary of the principal changes proposed to be made between the Existing Charter and the Amended Charter. Stockholders are being asked to vote on each of the proposed principal changes to the Existing Charter individually, as provided on the proxy card. This summary is qualified by reference to the complete text of the proposed Amended Charter, a copy of which is attached to this Proxy Statement as Appendix A. All stockholders are encouraged to read the proposed Amended Charter in its entirety for a more complete description of its terms.

	Existing Charter	Proposed Amended Charter
Authorized Shares of Common Stock	The Existing Charter authorizes the issuance of up to 50,000,000 shares of Common Stock. See Article IV of the Existing Charter.	The proposed Amended Charter will authorize the issuance of up to 60,000,000 shares of Common Stock. See Article IV of the Amended Charter.
Required Vote to Amend the Bylaws	None. Under the DGCL, the stockholders entitled to vote have the power to adopt, amend, or repeal bylaws, unless that power is conferred upon the directors in its certificate of incorporation.

The proposed Amended Charter provides that the Bylaws may be adopted, amended, or repealed by approval of a majority of the Board of Directors. The stockholders may also have the power to adopt, amend, or repeal the Bylaws by an affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Company, voting together as a single class.

See Article VII of the Amended Charter.

Choice of Forum	None.

The proposed Amended Charter provides that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court in the State of Delaware) will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed to the Company or its stockholders by any director, officer or other employee of the Company, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine.

The proposed Amended Charter also requires that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933.

See Article IX of the Amended Charter.

Reasons for the Charter Amendments

Authorized Common Stock

The Board of Directors considers it advisable and preferable to have a sufficient number of unissued and unreserved authorized shares of Common Stock to provide the Company with flexibility with respect to its authorized capital sufficient to execute its business strategy and to enhance stockholder value without delay or the necessity for a special stockholders’ meeting. At the same time, the proposed authorized share increase was designed, based on a survey of shares of Common Stock authorized and shares of Common Stock outstanding at our peer group companies, to strike the appropriate balance so that the Company does not have what some stockholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance.

The additional shares of Common Stock will be available for issuance by the Board of Directors for various corporate purposes, including but not limited to, raising capital, strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits and stock dividends, as well as other general corporate transactions, and providing equity incentive grants under employee stock plans. The Company does not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of Common Stock that will become available for issuance if this proposal is approved.

The amendment to the Existing Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment is adopted by the Company’s stockholders, the Board of Directors will only have authority to issue the additional shares of Common Stock from time to time without further action on the part of stockholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation.

Required Vote to Amend the Bylaws

We believe that most publicly traded corporations incorporated in the State of Delaware grant the right to amend bylaws to its board of directors. Our Board of Directors believes that having such authority to amend the bylaws without stockholder approval provides it with important flexibility to make amendments to the Bylaws that the Board of Directors believes is in the best interests of the Company and its stockholders. Requiring stockholder approval of all Bylaw amendments would impose an unnecessary administrative burden, expense and delay on the Company as it would require waiting until an annual meeting of stockholders or the convening of a special meeting of stockholders. As a result, important or necessary amendments to the Bylaws may not be able to be made within the timeframe to serve the best interests of the Company and its stockholders. In addition, the stockholders will still have power to adopt, amend, or repeal the Bylaws even if the proposed Amended Charter is approved.

Choice of Forum

Designating the choice of forum provision is desirable to delineate specific matters for which the Court of Chancery of the State of Delaware, or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware, is the sole and exclusive forum, unless the Company consents in writing to the selection of an alternative forum; and provide notice to stockholders of the Company that the federal district courts of the United States are the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Although we believe these provisions will benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

The Board of Directors recommends a vote “FOR” the proposal to amend and restate the Existing Charter as set forth in the Amended Charter, including to increase the number of authorized shares of Common Stock to 60,000,000 shares, to allow a majority of the Board of Directors to adopt, amend, or repeal the Bylaws, and to approve choice of forum provisions.

PROPOSAL 2

ELECTION OF DIRECTORS

Nominees

Our Board of Directors proposes the election of five directors of eGain to serve until the 2022 annual meeting of stockholders and thereafter until their successors are elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board of Directors to fill the vacancy.

The names of the nominees and certain biographical information about them are set forth below:

Ashutosh Roy, age 55, co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President since October 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy worked at Parsec Technologies, a call center company based in New Delhi, India, which he co-founded. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corporation, a major company in the computer industry at the time. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Master’s degree in Computer Science from Johns Hopkins University and a M.B.A. from Stanford University. Mr. Roy’s qualifications to serve on our Board of Directors include his industry experience and deep knowledge of eGain from his position as a founder of our Company and as our Chief Executive Officer for over 20 years.

Gunjan Sinha, age 54, co-founded eGain and has served as a Director of eGain since its inception in September 1997 and as President of eGain from January 1998 until September 2003. Since January 2004, Mr. Sinha has served as Executive Chairman of MetricStream Inc., a supplier of software applications for enterprise quality and compliance management. From May 1995 through April 1997, Mr. Sinha served as President of WhoWhere? Inc., an internet service company co-founded by Mr. Sinha. Prior to co-founding WhoWhere? Inc., Mr. Sinha was a hardware developer of multiprocessor servers at Olivetti Advanced Technology Center. In June 1994, Mr. Sinha co-founded Parsec Technologies, Inc. Mr. Sinha has also served as Chairman of Regalix Inc., a digital marketing company, since 1998 and as Chairman of Open Growth, LLC, a technology holding company, since January 2014. Mr. Sinha holds a degree in Computer Science from the Indian Institute of Technology, New Delhi, a master’s degree in Computer Science from the University of California, Santa Cruz, and a master’s degree in Engineering Management from Stanford University. We believe that Mr. Sinha’s qualifications to serve on our Board of Directors include his extensive experience founding, managing and investing in technology companies and deep knowledge of the Company gained from his position as a founder and former officer of the Company.

Phiroz P. Darukhanavala, Ph.D., age 73, also known as Daru, has served as a member of eGain’s Board of Directors since September 2000. Dr. Darukhanavala, has an extensive global background in the oil and gas industry including exploration, production, refining, retail and marketing; holding several technology, operational and strategy leadership positions at BP p.l.c., and multinational oil and gas company (“BP”). From June 2010 to February 2015, he was the Vice President and Chief Technology Officer at BP. Previously, Dr. Darukhanavala was Vice President, Merger and Integration at BP where he led the IT integration programs resulting from the merger of BP, Amoco and Arco. Earlier in his BP career, Dr. Darukhanavala was the IT Functional Chief at BP Exploration in London, chief information officer for BP Retail, chief information officer of BP Alaska, chief information officer for BP Exploration US and Head of Scientific Systems and Operations Research at SOHIO. In addition to his contributions running large scale, complex businesses, he has gained a high-level strategic perspective as a director for several companies, as well as board roles for high profile industry associations and universities. Dr. Darukhanavala holds a Ph.D. and a M.S. degree in Operations Research from Case Western Reserve University in Cleveland, Ohio and a BS in Mechanical Engineering from IIT (Bombay). We believe that Dr. Darukhanavala’s qualifications to serve on our Board of Directors include his business financial expertise and his extensive management experience.

Brett Shockley, age 62, joined eGain’s Board of Directors in January 2016 and has served as eGain’s Lead Independent Director since September 2017. Mr. Shockley currently provides strategy and corporate development consulting for software and cloud-based services companies. From August 2008 to December 2014, Mr. Shockley held numerous positions at Avaya Inc., a global provider of business collaboration and communications solutions, including Senior Vice President and General Manager of Software and Emerging Technologies, and Senior Vice President of Corporate Development, Strategy and Chief Technology Officer. Before joining Avaya, Mr. Shockley was the Chief Executive Officer and co-founder of Spanlink

Communications Inc., a contact center software and services business, which he brought through an initial public offering on Nasdaq. In 2007, Mr. Shockley co-founded Calabrio, a workforce optimization software company which was acquired by KKR & Co. Inc. (NYSE: KKR) in 2016. Prior to Calabrio, Mr. Shockley was the Vice President and General Manager of the Customer Contact Business Unit of Cisco Systems Inc., a multinational technology company. Mr. Shockley currently serves as a member of the board of directors of Spok Holdings, Inc. (Nasdaq: SPOK), a healthcare communications company. In addition to holding patents in social networking and telecommunications, Mr. Shockley has an M.B.A. in Marketing from the University of Minnesota’s Carlson School of Management and a bachelor’s degree in Mechanical Engineering from the University of Minnesota’s Institute of Technology. Mr. Shockley attended Stanford University’s Directors Consortium in 2017. Mr. Shockley was a 2007 Ernst & Young Entrepreneur of the Year award winner, University of Minnesota Alumni Lifetime Achievement award winner in 2006 and 2008 Minnesota High Tech Association Emerging Technology Company award winner. We believe that Mr. Shockley’s qualifications to serve on our Board of Directors include his extensive experience founding, managing, investing and serving as a Director in public and private technology companies, and deep knowledge of the Company’s industry.

Christine Russell, age 72, joined eGain’s Board of Directors in February 2017. From July 2018 to August 2020, Ms. Russell served as the Chief Financial Officer and Executive VP of PDF Solutions, Inc. (Nasdaq: PDFS), a company that offers process software for the semiconductor industry. Prior to that, she was the Chief Financial Officer of Uni-Pixel, Inc. (Nasdaq: UNXL), a company that develops and markets high performance metal mesh capacitive touch sensors, from May 2015 to March 2018, the Chief Financial Officer of Vendavo, Inc., a SaaS model pricing optimization enterprise software company, from May 2014 to March 2015, and the Chief Financial Officer of Evans Analytical Group, a leading international provider of materials characterization and microelectronic failure analysis and “release to production” services, from May 2009 to September 2013. Ms. Russell has served as a director and chair of the audit committee of the board of directors of QuickLogic Corporation (Nasdaq: QUIK), a fabless semiconductor company, since June 2005, and as a director and audit committee member of the board of directors of AXT Inc. (Nasdaq: AXTI), a material science company, since December 2019. Ms. Russell previously served as a director of Silicon Valley Directors’ Exchange (SVDX) and also served as president of Financial Executives International (Silicon Valley Chapter), and as an emeritus member of the business school advisory board at Santa Clara University, Leavey School of Business. Ms. Russell holds a B.A. degree and an M.B.A. in finance from Santa Clara University. We believe that Ms. Russell’s extensive experience, including serving as Chief Financial Officer and in other finance positions at five publicly traded companies, two private equity-backed firms and a number of venture capital backed companies for over the past 30 years qualifies her to serve on our Board of Directors.

Director Independence

Our Board of Directors has determined that, except for Mr. Roy, each individual who currently serves as a member of our Board of Directors is an “independent director” within the meaning of the rules of The Nasdaq Stock Market and the Securities and Exchange Commission (the “SEC”).

Board Leadership

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board of Directors believes it is in the best interests of eGain and its stockholders to evaluate such roles from time to time based on the composition of the Board of Directors and on the input from our independent directors. The Board of Directors has determined that having eGain’s Chief Executive Officer serve as Chairman of the Board is in the best interests of the Company’s stockholders at this time. Our Board of Directors believes that this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fosters greater communication between the Company’s management and the Board of Directors.

The Board of Directors also recognized the importance of strong independent board leadership. For that reason, the Board of Directors established the position and responsibilities of Lead Independent Director. Mr. Sinha currently serves as Lead Independent Director. Responsibilities of the Lead Independent Director include presiding over board meetings in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the independent directors, acting as a liaison to stockholders under appropriate circumstances, and performing such other functions and responsibilities as requested by the Board of Directors from time to time.

Board of Directors - Risk Oversight

General Risks

Companies, including eGain, face a variety of risks, including credit risk, liquidity risk, currency exchange risk and operational risk. For a detailed discussion of these risks, we encourage you to review the 2021 Annual Report. Our Board of Directors believes an effective risk management system will timely identify the material risks that eGain faces and communicate necessary information with respect to material risks to senior executives. As appropriate, our Board of Directors or its relevant committees have in the past and will in the future implement risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making.

Our Board of Directors retains ultimate oversight over the Company’s risk management. Our Audit Committee takes an active role in overseeing company-wide risk management and discusses risk management processes with our Board of Directors. The Compensation Committee also oversees the Company’s compensation policies and practices to ensure that the Company’s compensation policies and practices do not motivate imprudent risk taking. In addition, our Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Our Board of Directors, with the input of the Company’s executive officers, assesses likely areas of future risk for the Company on an on-going basis.

Cybersecurity and Information Security Risks

Our Board of Directors is updated periodically on our Information Security Program and any recommended changes, cybersecurity policies and practices, ongoing efforts to improve security, including driving continuous information security awareness related learning and education for employees through new hire and annual information security awareness training, and offering other dynamic resources as well as on our efforts regarding significant cybersecurity events.

The Company’s management team, specifically through its Senior Director, WW IT Operations and Cloud Security and its Head of Worldwide Cloud and IT, has in the past provided regular reports to the Board of Directors on cyber threats, incident response, and progress towards internal goals. These reports address a range of topics, including the threat environment, updates on technology trends, policies and practices, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats.

Our Board of Directors reviews briefings concerning the Company’s information security and technology risks (including cyber security).  Pursuant to the Board of Directors’ instruction, management regularly attends weekly meetings with the information security team and reports on applicable risks to the Board of Directors, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees. We devote significant resources to protecting and continuing to improve the security of computer systems, software, networks and other technology assets as evidenced by our company wide SOC 2 report, HITRUST CSF Certified Status, and PCI DSS Compliance. Our security efforts are designed to protect against, among other things, cybersecurity attacks by unauthorized parties attempting to obtain access to confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage.

Board Meetings and Committees

Our Board of Directors held four regular meetings during fiscal year 2021. Each director attended or participated in 75% or more of the meetings of our Board of Directors and of the committees on which such director served during fiscal year 2021. Three directors attended the 2020 annual meeting of stockholders virtually. While we do not have a formal policy on attendance at our annual meeting of stockholders, we encourage each of the members of our Board of Directors to attend our annual meeting of stockholders.

Our Board of Directors has appointed a Compensation Committee, a Stock Option Committee, a Nominating and Corporate Governance Committee and an Audit Committee. Copies of the charters of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee are available on our website at http://www.egain.com/company/investors/governance-documents/.

The members of the Compensation Committee for fiscal year 2021 were independent directors Gunjan Sinha and Brett Shockley, with Gunjan Sinha as the chair of the Compensation Committee. The Compensation Committee held two meetings during fiscal year 2021. The Compensation Committee’s functions are to assist in the implementation of, and provide recommendations with respect to, general and specific compensation policies and practices of eGain. The Compensation Committee operates under the Compensation Committee Charter adopted by our Board of Directors.

The members of the Stock Option Committee for the fiscal year 2021 were Ashutosh Roy and Gunjan Sinha. The Stock Option Committee met or took action by written consent on twelve occasions during fiscal year 2021. The Stock Option Committee’s functions are to grant options to non-officer employees and other service providers of the Company, consistent with eGain’s compensation policies and practices.

The members of the Nominating and Corporate Governance Committee for fiscal year 2021 were independent directors Dr. Phiroz P. Darukhanavala and Christine Russell, with Phiroz P. Darukhanavala as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2021. The Nominating and Corporate Governance Committee’s primary functions are to seek and recommend to our Board of Directors qualified candidates for election to our Board of Directors and to oversee matters of corporate governance, including the evaluation of our Board of Directors’ performance and processes as well as the assignment and rotation of members on the committees established by the Board of Directors. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors.

The members of the Audit Committee for fiscal year 2021 were independent directors Christine Russell, Brett Shockley and Dr. Phiroz P. Darukhanavala. Christine Russell is the chair of the Audit Committee and is currently the “audit committee financial expert” as defined by the rules of the SEC and an “independent director” under the rules of The Nasdaq Stock Market. The Audit Committee held four meetings during fiscal year 2021. The Audit Committee’s functions are to review the scope of the annual audit, monitor the Independent Registered Public Accounting Firm’s relationship with eGain, advise and assist the Board of Directors in evaluating the Independent Registered Public Accounting Firm’s examination, supervise eGain’s financial and accounting organization and financial reporting, and nominate, for approval of the Board of Directors, the Independent Registered Public Accounting Firm whose duty it is to audit the financial statements of eGain for the fiscal year for which it is appointed. The Audit Committee operates under the Audit Committee Charter adopted by our Board of Directors.

Stockholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communications in writing to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. You must include your name and address in the written communication and indicate whether or not you are a stockholder of the Company. The Secretary will review any communications received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

Code of Ethics

Our Board of Directors approved a code of ethics applicable to the Board of Directors, senior management, including financial officers, and all other employees. The Code of Ethics and Business Conduct (the “Code of Ethics”), includes standards intended to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports filed with the SEC; compliance with laws; prompt internal reporting of violations of the Code of Ethics; and accountability for the adherence to the Code of Ethics. The Code of Ethics is available on our website at http://www.egain.com/company/investors/governance-documents/. Copies of the Code of Ethics are also available in print upon written request to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089.

Director Qualifications

The Nominating and Corporate Governance Committee periodically reviews with our Board of Directors the appropriate skills and characteristics required for members of the Board of Directors given the current composition of the Board of Directors. Although we have no formal diversity policy for members of our Board of Directors, the Board of Directors and the Nominating and Corporate Governance Committee believe that our Board of Directors should be comprised of individuals who have a diversity of backgrounds, leadership qualities, a record of success in their arena of activity and who can make substantial contributions to the operations of the Board of Directors. The assessment of Board of Directors candidates includes, but is not limited to, consideration of relevant industry experience, financial experience, general business experience and compliance with independence and other qualifications necessary to comply with any applicable corporate and securities laws and the rules and regulations thereunder. Specific consideration is also given to: contributions valuable to the business community; personal qualities of leadership, character, and judgment: whether the candidate possesses and maintains throughout his or her service on the Board of Directors, a reputation in the community at large, of integrity, competence and adherence to the highest ethical standards; relevant knowledge and diversity of background and experience in such things as business, software development, manufacturing, technology, finance and accounting, marketing, international business, government and the like; and whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. There are no formal minimum criteria for director nominees. The Nominating and Corporate Governance Committee does, however, believe it is appropriate for at least one, and preferably multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and that a majority of the members of the Board of Directors meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it is appropriate for certain members of management to serve on the Board of Directors. When evaluating a candidate for the Board of Directors, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors nor does it believe that all of the criteria necessarily apply to every candidate. A director’s qualifications in light of the above-mentioned criteria are considered at least each time the director is nominated or re-nominated for Board of Directors membership.

Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee considers candidates for Board of Directors membership suggested by members of the Board of Directors and management of eGain. The Nominating and Corporate Governance Committee will consider persons recommended by eGain’s stockholders in the same manner as a nominee recommended by members of the Board of Directors or management. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify eGain’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. After completing the evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our full Board of Directors as to the person who should be nominated to the Board of Directors, and our Board of Directors considers the nominee after evaluating the recommendation and report of the Nominating and Corporate Governance Committee. Each director candidate recommended for election at this year’s Annual Meeting is an existing director, seeking re-election to the Board of Directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to eGain’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 120 days prior to any meeting called for the election of directors; however, if we have not given 100 days’ notice of such meeting, we must have received the stockholder’s notice not later than the close of business on the 7th day following the day on which notice was given. Information required by the Bylaws to be in the notice includes (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, (c) the number of shares of our Common Stock which are beneficially owned by each such nominee and by the nominating stockholder, and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations regulated by Regulation 14A of the Securities Exchange Act of 1934, as amended.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089.

2021 Director Compensation

The non-employee members of the Board of Directors receive compensation in the form of annual cash compensation and equity compensation from time to time. Non-employee directors receive an annual fee of $50,000 in cash payable quarterly, and Mr. Sinha receives an additional annual fee of $10,000, payable quarterly, for his service as Lead Independent Director. eGain last granted options to purchase Common Stock to directors in September 2017, which options vest over four years. Directors are also reimbursed for their expenses for each meeting attended.

The following table details the compensation paid to non-employee directors during fiscal year 2021:

Name	Fees earned or paid in cash ($)	Option awards ($) (1)	Total ($)
Gunjan Sinha	57,500	4,733	62,233
Phiroz P. Darukhanavala	50,000	4,733	54,733
Brett Shockley	52,500	4,212	56,712
Christine Russell	50,000	2,713	52,713

(1)	Amounts reported represent the compensation recognized for financial reporting purposes for fiscal year 2021, in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in the 2021 Annual Report.

The following table provides information on the outstanding option awards for each of the non-employee directors as of June 30, 2021:

	Number of Securities Underlying Unexercised Options (#)		Option Exercised	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Gunjan Sinha	500	—	13.40	11/8/2023
	500	—	5.31	11/7/2024
	500	—	4.34	11/6/2025
	65,625	4,375	2.50	9/19/2027
Total	67,125	4,375

Phiroz P. Darukhanavala	500	—	13.40	11/8/2023
	500	—	5.31	11/7/2024
	500	—	4.34	11/6/2025
	65,625	4,375	2.50	9/19/2027
Total	67,125	4,375

Brett Shockley	38,373	3,894	2.50	09/19/2027
Total	38,373	3,894

Christine Russell	50,000	—	1.80	02/24/2027
	24,609	1,641	2.50	09/19/2027
Total	74,609	1,641

Compensation Committee Interlocks and Insider Participation

Dr. Darukhanavala and Mr. Shockley, each of whom are non-employee directors, served as members of the Compensation Committee in fiscal year 2021. None of eGain’s executive officers serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving as a member of eGain’s Board of Directors or Compensation Committee.

Stock Performance Graph

The following information is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into such a filing.

Set forth below is a line graph showing the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on June 30, 2016 in each of our Common Stock, the Nasdaq Market Index and the S&P Software & Services Select Industry Index for the period commencing on June 30, 2016 and ending on June 30, 2021. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of future performance of our Common Stock.

Comparison of Cumulative Total Return Among eGain Corporation,
Nasdaq Market Index and S&P Software & Services Select Industry Index

	06/30/16	06/30/17	06/30/18	06/30/19	06/30/20	06/30/21
eGain Corporation	$100.00	$58.51	$535.46	$288.65	$393.97	$407.09
Nasdaq Composite	$100.00	$128.30	$158.57	$170.91	$216.47	$315.10
S&P Software & Services Select Industry Index	$100.00	$124.89	$162.67	$194.46	$227.05	$350.71

The Board of Directors recommends a vote “FOR” the election of each of the nominated directors to serve until the 2022 annual meeting of stockholders and thereafter until their successors are elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of Common Stock of eGain as of October 13, 2021 for the following:

●each person or entity who is known by eGain to own beneficially more than 5% of the outstanding shares of Common Stock;

●each of our named executive officers included in the 2021 summary compensation table; and

●each of eGain’s current directors and executive officers as a group.

Unless otherwise noted, the address of each named beneficial owner is that of eGain.

The percentage ownership is based on 31,387,974 shares of eGain Common Stock outstanding as of October 13, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options and warrants held by that person (and only that person) that are currently exercisable or exercisable within sixty (60) days after October 13, 2021. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In addition to our Chief Executive Officer and Chief Financial Officer, we had only one additional named executive officers during fiscal year 2021.

Name and address of beneficial owner	Common Stock beneficially owned (Shares)	Common Stock beneficially owned (%)
Other 5% Stockholders:
Oaktop Capital Management II, L.P. (1)	2,536,843	8.1
The Vanguard Group (2)	1,752,806	5.6

Named executive officers and directors:
Ashutosh Roy (3)	8,973,300	28.2
Gunjan Sinha (4)	889,128	2.8
Promod Narang (5)	511,863	1.6
Eric N. Smit (6)	212,520	*
Phiroz P. Darukhanavala (7)	72,333	*
Christine Russell (8)	57,083	*
Brett Shockley (9)	43,100	*
All current executive officers and directors as a group: (7 persons)	10,759,327	33.3

* Indicates less than one percent.

(1)	Based solely on a Schedule 13G filed on February 4, 2020. The mailing address of Oaktop Capital Management II, L.P. is One Main Street, Suite 202, Chatham, NJ 07928.
(2)	Based solely on a Schedule 13G filed on February 10, 2021. The Vanguard Group has shared voting power with respect to 27,573 shares and shared dispositive power with respect to 44,588 shares. The Vanguard Group has sole dispositive power with respect to 1,708,218 shares. The mailing address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	All shares are held by Mr. Roy’s living trust, The Roy and Sharma Living Trust, and includes 406,250 shares subject to options exercisable within 60 days of October 13, 2021. Mr. Roy has sole voting and dispositive power over such shares.
(4)	Includes 72,333 shares subject to options exercisable within 60 days of October 13, 2021.
(5)	Includes 214,395 shares subject to options exercisable within 60 days of October 13, 2021.
(6)	Includes 83,333 shares subject to options exercisable within 60 days of October 13, 2021.
(7)	Consists of 72,333 shares subject to options exercisable within 60 days of October 13, 2021.
(8)	Consists of 57,083 shares subject to options exercisable within 60 days of October 13, 2021.
(9)	Consists of 43,100 shares subject to options exercisable within 60 days of October 13, 2021.

Delinquent Section 16(a) Reports

To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations from the reporting persons, no director, executive officer, or beneficial owner of more than 10% of our Common Stock failed to file a report in a timely manner during fiscal year 2021, except Mr. Sinha filed a Form 4 on July 15, 2020 that was required to be filed by July 6, 2020 regarding shares of Common Stock disposed of on July 2, 2020.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information regarding eGain’s executive officers as of October 13, 2021:

Name	Age	Position
Ashutosh Roy	55	Chief Executive Officer and Chairman of the Board
Eric N. Smit	59	Chief Financial Officer
Promod Narang	63	Senior Vice President of Products and Engineering

Ashutosh Roy co-founded eGain and has served as Chief Executive Officer and a Director of eGain since September 1997 and as President since October 1, 2003. From May 1995 through April 1997, Mr. Roy served as Chairman of WhoWhere? Inc., an Internet-services company co-founded by Mr. Roy. From June 1994 to April 1995, Mr. Roy worked at Parsec Technologies, a call center company based in New Delhi, India, which he co-founded. From August 1988 to August 1992, Mr. Roy worked as a software engineer at Digital Equipment Corporation. Mr. Roy holds a B.S. in Computer Science from the Indian Institute of Technology, New Delhi, a Master’s degree in Computer Science from Johns Hopkins University and a M.B.A. from Stanford University. Mr. Roy’s qualifications to serve on our Board of Directors include his industry experience and deep knowledge of eGain from his position as a founder of our Company and as our Chief Executive Officer for over 20 years.

Eric N. Smit has served as Chief Financial Officer since August 2002. Prior to that, Mr. Smit served in a variety of roles at eGain, including Vice President, Operations from April 2001 to July 2002, Vice President, Finance and Administration from June 1999 to April 2001, and Director of Finance from June 1998 to June 1999. From December 1996 to May 1998, Mr. Smit served as Director of Finance for WhoWhere? Inc., an Internet services company. From April 1993 to November 1996, Mr. Smit served as Vice President of Operations and Chief Financial Officer of Velocity Incorporated, a software game developer and publishing company. Mr. Smit holds a Bachelor of Commerce in Accounting from Rhodes University, South Africa.

Promod Narang has served as Senior Vice President of Products and Engineering since March 2000. Mr. Narang joined eGain in October 1998, and served as Director of Engineering prior to assuming his current position. Prior to joining eGain, Mr. Narang served as President of VMpro, a system software consulting company, from September 1987 to October 1998. Mr. Narang holds a Bachelor of Science in Computer Science from Wayne State University.

Compensation Discussion and Analysis

Company Philosophy on Compensation

The Compensation Committee of our Board of Directors is responsible for providing oversight and determining our executive compensation programs. To that end, our Compensation Committee reviews corporate performance relevant to the compensation of our executive officers and works with management to establish our executive compensation programs. The general philosophy of our executive compensation program is to:

●	encourage creation of stockholder value and achievement of strategic corporate objectives by providing management with long-term incentives through equity ownership by management;
●	provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel;
●	provide a total compensation opportunity that is competitive with companies in our industry, taking into account relative company size, performance and geographic location, as well as individual responsibilities and performance;
●	provide fair and internally consistent compensation; and
●	other relevant considerations such as rewarding extraordinary performance.

Our executive compensation program is designed to reward team accomplishments while promoting individual accountability. The combination of incentives is designed to balance annual operating objectives and eGain’s earnings’ performance with longer-term stockholder value creation.

Establishing Compensation

Recommendations for executive compensation are made by our Compensation Committee and approved by the independent members of our Board of Directors. The Compensation Committee may not delegate its authority in these matters to other persons. Our Compensation Committee typically reviews our executive officers’ compensation, including our named executive officers’ compensation, on an annual basis. Our Compensation Committee determines the appropriate levels of compensation to recommend based primarily on:

●	competitive benchmarking consistent with our recruiting and retention goals;
●	internal consistency and fairness; and
●	other relevant considerations such as rewarding extraordinary performance.

In addition, our Compensation Committee evaluated the results of the most recent stockholder advisory vote on executive compensation, where stockholder voting on the proposal strongly supported such executive compensation.

Role of External Compensation Committee Consultant

The Compensation Committee has the independent authority to hire external consultants as well as the sole authority to retain and terminate the services of its consultant. In fiscal year 2021, the Compensation Committee engaged Gallagher Human Resources & Compensation Consulting (“Gallagher”) as its independent consultant. During the course of fiscal year 2021, Gallagher worked directly under the guidance of our Compensation Committee, in cooperation with management, to assist the Compensation Committee with executing its executive compensation-related responsibilities. In such role, the Compensation Committee’s consultant served as an objective third-party advisor in assessing the reasonableness of compensation levels for nine executives to support the Company’s current and future business strategy and human resource objectives.

Based on the data and analysis provided by Gallagher as well as information from management, the Compensation Committee applied business judgment in recommending compensation awards, taking into account the dynamic nature of the SaaS businesses and the adaptability and response required by leadership to manage significant changes that arose during the course of the year. Other than serving as the consultant to the Compensation Committee, Gallagher provides no other services to the Company. The Compensation Committee determined that, based on the factors specified in the exchange listing rules, Gallagher’s services produced no conflicts of interest.

Role of CEO and Management

The Chief Executive Officer does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of our named executive officers other than the Chief Executive Officer. The Chief Executive Officer bases these recommendations on his holistic assessment of each executive’s individual performance, as well as overall Company financial goals for the fiscal year as described above. The Compensation Committee reviews and considers the Chief Executive Officer’s recommendations, makes adjustments as it determines appropriate, and approves compensation in its sole discretion.

Use of Peer Company Data

In making its determinations for fiscal year 2022, the Compensation Committee considered publicly available information of a select group of peer companies as well as survey data from the Company’s compensation surveys to inform the pay levels and structures for the senior executive team. All compensation data used was reviewed by Gallagher as the Compensation Committee’s independent compensation consultant. The peer group was selected by the Compensation Committee based on the recommendations of Gallagher of information technology publicly traded companies. For conducting a competitive assessment of the compensation levels for the Company’s executives for fiscal year 2022, Gallagher provided an analysis of, and the Compensation Committee considered, the following peer group of 19 companies: 8x8, Inc., Absolute Software Corporation, American Software, Inc., Asure Software, Inc., Brightcove Inc., Castlight Health, Inc., ChannelAdvisor Corporation, Docebo Inc., Five9, Inc., GTY Technology Holdings Inc., LivePerson, Inc., Mitek Systems, Inc., Model N, Inc., Smith Micro Software, Inc., Sprout Social, Inc., Support.com, Inc., Tecsys Inc., Veritone, Inc. and Xactly Corp.

Compensation Components

Our executive compensation program generally consists of three primary components: base salary, annual non-equity incentives and stock option awards. These primary compensation components are described in more detail below.

Executive officers are also eligible to participate in all of our respective local employee benefits plans, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

We view the three primary components of executive compensation as related, but we do not believe that compensation should be derived entirely from one component, or that significant compensation from one component should necessarily reduce compensation from other components. Our Compensation Committee has not adopted a formal or informal policy for allocating compensation between long-term and current compensation or between cash and non-cash compensation.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. We establish base salaries for our executives based on the scope of their responsibilities and experience and take into account competitive market compensation paid by companies in our peer group commensurate for similar responsibilities and positions. We believe that executive base salaries should be targeted to be within the range of salaries for similar positions at comparable companies, which is in line with our compensation philosophy, in order to best attract, retain and motivate our executives. In reviewing compensation of our peer companies, our Compensation Committee takes into account the annual revenues and market size of these companies and other relevant factors it deems appropriate. Our Compensation Committee attempts to establish compensation, particularly base salary, in the same comparable range that our revenues and market size fall when compared to these peer companies. In some cases, our executive compensation may rise above this range due to certain circumstances, such as a strong retention need or an extraordinary performance.

In September 2021, the Board of Directors reviewed the base salaries of our named executive officers, taking into consideration market compensation and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Following this review, the Compensation Committee determined to prospectively increase the base compensation of Messrs. Smit and Narang, effective as of September 1, 2021, in order to reflect merit raises and increases to make the base salaries more competitive relative to the market.

We attempt to review base salaries annually and adjust base salaries from time to time to ensure that our compensation programs remain competitive with market levels.

The base salary for each of our named executive officers as of September 1, 2021 was as follows:

Name	Base Salary ($)	Percentage Adjustment
Ashutosh Roy	250,000	—
Eric N. Smit	320,000	3.2%
Promod Narang	300,000	—

Annual Non-Equity Incentive Plan Compensation

Currently, most eGain employees participate in either a non-equity incentive plan tied primarily to revenue or bookings metrics or, in the case of sales representatives and managers, a commission plan tied primarily to revenue and bookings metrics. The plans are designed to provide awards to employees as an incentive to contribute to eGain’s continued growth.

Amounts paid to our named executive officers pursuant to our non-equity incentive plan are contingent upon the attainment of certain performance targets established by our Compensation Committee and Board of Directors and are made in accordance with our executive compensation strategy. For fiscal year 2021, 100% of the target for each executive officer was tied to company performance. The performance targets may include:

●	financial metrics, such as new cloud and license bookings, annualized contract value, revenues, operating income, cash flow, cash balances, days sales outstanding; and
●	business operational metrics, such as customer satisfaction, customer retention, operational efficiencies, product delivery and product quality.

Amounts paid to our named executive officers pursuant to our commission plan are contingent upon the attainment of certain sales targets established by our Compensation Committee and Board of Directors and are made in accordance with our executive compensation strategy. The sales targets include financial metrics such as SaaS revenue, new hosting bookings and professional services invoiced.

Stock Option Awards

We believe the use of stock-based awards for our named executive officers is a strong compensation tool that encourages officers to act in a manner that leads to long-term company success. We believe this type of compensation aligns our executive officers’ performance with the interests of our long-term investors by rewarding our officers through equity appreciation. The stock-based incentive program for the entire Company, including executive officers, currently consists of only stock option grants, but we may introduce in the future different types of equity awards or instruments to remain competitive in the compensation we pay our employees.

Our Stock Option Committee approves grants of proposed stock options awards and administers our stock option plans consistent with the compensation policies and practices as set by our Compensation Committee. Proposed stock option awards to our executive officers are presented to our entire Board of Directors for consideration. The Stock Option Committee normally grants options to executive officers upon the hiring of an executive officer, as part of an annual review, and as special circumstances arise. The exercise price of our stock option awards is based on the closing price of our Common Stock on The Nasdaq Stock Market on the date such stock option award is approved. Except with respect to new hire grants, proposals for significant stock option awards to our executive officers are not considered during our established “blackout period,” which commences 20 days prior to the end of each fiscal quarter and ends the trading day following the announcement of earnings for such fiscal quarter. Except for such proposed stock option awards to our executive officers, we intend to grant options in accordance with the foregoing procedures without regard to the timing of the release of material non-public information, such as an earnings announcement.

Other Benefits

In addition to the compensation opportunities we describe above, we also provide our named executive officers and other employees with benefits, such as medical insurance, life and disability insurance and our 401(k) retirement plan, in each case on the same basis as other employees.

Effective July 1, 2014, the Company began contributing 50% of employee contributions up to a maximum of 6% of the total employee salary.

Defined Pension Plan

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We do not offer such qualified or non-qualified defined benefit plans to our executives because we believe that such defined benefit plans are not typical for similar companies in both our industry and geographic region. We may elect to adopt qualified or non-qualified defined benefit plans if our Compensation Committee and Board of Directors determine that doing so is in our best interests.

Change of Control Benefits

On November 2, 2015, the Board of Directors approved a form of change of control and severance agreement and authorized the Company to enter into that standard form agreement with several of the Company’s employees and executive officers, including named executive officers Eric N. Smit and Promod Narang, but not including, at this time, Ashutosh Roy.

The form of change of control and severance agreement has an initial term of one year, which term automatically renews for additional one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the date of automatic renewal and which term extends for one year from a “change of control,” as defined in the agreement. Pursuant to the agreement, if the individual is terminated by us without “cause” (as defined in the agreement), or terminates his or her employment for “good reason” (as defined in the agreement), each during a period not within two months prior to and ending 12 months following a change of control, or the “change of control period” (as defined in the agreement), he or she is entitled to six months of salary continuation from the termination date plus 50% of the individual’s target bonus in the year of termination and six months of accelerated vesting of any outstanding equity awards.

The receipt of the above-described benefits is subject to the individual executing a release of certain claims against us. Further, in either of the above situations the individual will also be reimbursed (or receive payments in lieu of such reimbursements) if he or she elects and pays to continue health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 for any premiums paid for continued health benefits for the individual and his or her eligible dependents until the earlier of (i) six months following the termination date or (ii) the date upon which the executive and his or her eligible dependents become covered under similar plans.

The following table provides hypothetical amounts of cash severance payments related to salary, non-equity incentive plan compensation, equity incentive plan compensation and all other compensation had a change in control of our Company occurred on June 30, 2021, with a price per share equal to $11.66, the closing market price as of June 29, 2021, and the employment of the following officers was terminated without cause or the officers resign for good reason within the first twelve months following a change in control (based on salary and other compensation arrangements as of June 30, 2021):

Name and principal position	Salary ($) (1)	Non-equity incentive plan compensation ($) (2)	Equity incentive plan compensation ($) (3)	All other compensation ($) (4)	Total ($)
Eric N. Smit	155,000	45,000	326	3,216	203,542
Promod Narang	150,000	45,000	326	3,809	199,135

(1)	Represents 50% of each of the officer’s salary as of June 30, 2021.
(2)	Represents 50% of the hypothetical non-equity incentive plan compensation amount that would be subject to approval by our Compensation Committee and Board of Directors relating to fiscal year 2021.
(3)	Represents estimated stock-based compensation expense of options outstanding as of June 30, 2021 that hypothetically would have vested over a term of six months after June 30, 2021 had the employment of each of the named executive officers continued.
(4)	Represents payroll benefits that hypothetically would have been provided for a term of six months after June 30, 2021 had the employment of each of the named executive officers continued.

Change in control provisions were not in effect for Mr. Roy as of June 30, 2021.

Non-qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. To date, we have not had a significant reason to offer such non-qualified defined contribution plans or other deferred compensation plans. We may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee and Board of Directors determine that doing so is in our best interests.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer, Chief Financial Officer or up to three additional executive officers whose total compensation is required to be reported in our Proxy Statement to the extent that any of these persons receives more than $1,000,000 in compensation in the taxable year. We intend to preserve the deductibility of compensation payable to our executives, although deductibility will be only one of the many factors considered in determining appropriate levels or modes of compensation.

Hedging Transactions

The Board of Directors has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers and directors to purchase financial instruments, or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of shares of our Common Stock.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the 2021 Annual Report, each as filed with the SEC.

Compensation Committee

Gunjan Sinha
Brett Shockley

2021 Summary Compensation Table

The following table summarizes information concerning compensation earned by our Chief Executive Officer (principal executive officer) and our two other most highly compensated executive officers during the fiscal year ended June 30, 2021. These individuals are referred to as our “named executive officers.”

Name and principal position	Fiscal year	Salary ($)	Option awards ($) (1)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)	Total ($)
Ashutosh Roy	2021	250,008	13,522	—	—	263,530
Chief Executive Officer	2020	250,008	36,869	—	—	286,877
	2019	250,008	70,956	—	—	320,964

Eric N. Smit	2021	310,000	7,572	90,000	5,038	412,610
Chief Financial Officer	2020	318,750	20,647	90,000	5,338	434,735
	2019	269,792	40,336	75,000	3,552	388,680

Promod Narang	2021	300,000	7,572	90,000	10,806	408,378
Senior Vice President of Products and Engineering	2020	306,250	20,646	90,000	5,700	422,596
	2019	269,792	41,297	75,000	3,438	389,526

(1)	Amounts reported represent the compensation recognized for financial reporting purposes for fiscal year 2021, in accordance with ASC 718, Compensation—Stock Compensation, excluding forfeitures, utilizing the assumptions discussed in Note 5 to our consolidated financial statements in the 2021 Annual Report.
(2)	Reflects the amount approved by our Compensation Committee and Board of Directors as cash incentive to executive officers based upon satisfaction of the criteria established under our non-equity incentive plan and commission plan. See “Compensation Components—Annual Non-Equity Incentive Plan Compensation” for discussion.
(3)	Amounts reported for Mr. Smit and Mr. Narang represent 401(k) employer matching contribution and certain medical reimbursement.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on the outstanding option awards held by each of our named executive officers as of June 30, 2021:

	Number of Securities Underlying Unexercised Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Ashutosh Roy	200,000	—	$5.28	02/28/2022	(1)
	187,500	12,500	$2.50	09/19/2027	(1)
Total	387,500	12,500

Eric N. Smit	31,000	—	$6.29	09/11/2024	(1)
	57,000	7,000	$2.50	09/19/2027	(1)
Total	88,000	7,000

Promod Narang	100,000	—	$6.29	09/11/2024	(1)
	105,000	7,000	$2.50	09/19/2027	(1)
Total	205,000	7,000

(1)	Shares vest in equal monthly installments over 4 years.

Options Exercised During Fiscal Year 2021

Name (1)	Options exercised (#)	Value realized on exercise ($) (1)
Eric N. Smit	60,000	708,984

PROPOSAL 3
AMENDMENT TO THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

On October 11, 2021, our Board unanimously approved an amendment to the eGain Corporation Amended and Restated 2005 Stock Incentive Plan (as proposed to be amended, the “2005 Stock Incentive Plan”), subject to stockholder approval.  If the amendment is approved by stockholders, the number of shares of Common Stock reserved for issuance under the 2005 Stock Incentive Plan will be increased by 1,000,000 shares from 6,460,000 shares to 7,460,000 shares (the “Stock Incentive Plan Amendment Proposal”).

We are requesting that our stockholders approve the Stock Incentive Plan Amendment Proposal.

We originally established the 2005 Stock Incentive Plan effective on March 11, 2005. The 2005 Stock Incentive Plan was subsequently amended in February 2009, September 2011, September 2014, August 2019, and August 2021. The purpose of the 2005 Stock Incentive Plan is to promote our long-term success and the creation of stockholder value by (a) encouraging our employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking our employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2005 Stock Incentive Plan authorizes the issuance of options to purchase shares of Common Stock and the grant of restricted shares, stock units and stock appreciation rights.

We believe equity incentive compensation is a critical component to our compensation practices and allows us to incentivize our employees and more closely align their efforts with the creation of long-term stockholder value. In order to continue with our equity compensation practices, we feel it is important for stockholders to approve the amendment to the 2005 Stock Incentive Plan.

Key Data

As of October 13, 2021, 4,405,516 options to purchase an aggregate of 1,146,341 shares of Common Stock were outstanding under the 2005 Stock Incentive Plan at exercise prices ranging from $1.6 to $19.11 per share, or a weighted average per share exercise price of $9.69; the outstanding options had a weighted average remaining contractual life of 8.65; 1,997,882 shares of Common Stock have been issued under the 2005 Stock Incentive Plan; and 56,602 shares of Common Stock were available for future issuance under the 2005 Stock Incentive Plan. As of October 13, 2021, the closing price per share of eGain’s Common Stock was $10.31 as reported on The Nasdaq Stock Market.

Summary of the 2005 Stock Incentive Plan

The following summary of the material features of the 2005 Stock Incentive Plan is qualified by reference to the terms of the 2005 Stock Incentive Plan, the full text of which is attached to this Proxy Statement as Appendix B. The 2005 Stock Incentive Plan has also been filed electronically with the SEC together with this Proxy Statement and can be accessed on the SEC’s website at www.sec.gov.

Administration. The compensation committee of our Board of Directors (the “Compensation Committee”) administers the 2005 Stock Incentive Plan, including the determination of the recipient of an award, the number of shares subject to each award, whether an option is to be classified as an incentive stock option or non-statutory option, and the terms and conditions of each award, including the exercise and purchase prices and the vesting or duration of the award.

At the discretion of our Board of Directors, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Our Board of Directors may appoint one or more separate committees of our Board of Directors, each consisting of one or more members of our Board of Directors, to administer the 2005 Stock Incentive Plan with respect to employees who are not subject to Section 16 of the Exchange Act. Subject to applicable law, our Board of Directors may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under the 2005 Stock Incentive Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board of Directors.

Eligibility. Our officers and employees and those of our subsidiaries are eligible to participate in the 2005 Stock Incentive Plan. Our directors and other persons that provide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2005 Stock Incentive Plan. The term subsidiary is used in this summary to refers to any corporation, if we or one or more other subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. The term affiliate is used in this summary to refer to any entity other than a subsidiary, if we or one or more subsidiaries own not less than 50% of such entity. As of October 13, 2021, approximately three executive officers, 600 employees, and four non-employee directors were eligible to be considered for the grant of awards under the 2005 Stock Incentive Plan. Although consultants are eligible to receive awards under the 2005 Stock Incentive Plan, our current consulting arrangements do not provide for any equity awards.

Authorized Shares. Under the 2005 Stock Incentive Plan, 4,462,118 shares of our Common Stock are currently authorized and available for issuance. The number of shares of our Common Stock that may be delivered in the aggregate pursuant to the exercise of incentive stock options granted under the 2005 Stock Incentive Plan may not exceed 6,460,000 shares of our Common Stock plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares that of our Common Stock that again become available for issuance under the 2015 Equity Incentive Plan as further described in this paragraph. Shares subject to awards granted under the 2005 Stock Incentive Plan that expire unexercised, are forfeited or terminated before being exercised or settled, or are not delivered to the participant because such award is settled in cash will again become available for issuance under the 2005 Stock Incentive Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation related to an award shall again become available for issuance under the 2005 Stock Incentive Plan. Any shares that have actually been granted in connection with stock options or stock appreciation rights will reduce the shares remaining available for issuance under the 2005 Stock Incentive Plan on a one-for-one basis. With respect to stock unit or restricted share awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Section 162(m)”), no participant may receive awards under the 2005 Stock Incentive Plan that relate to an aggregate of more than 500,000 shares in any calendar year, or more than two times this amount in the first year of employment.

Types of Awards

Stock Options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under the 2005 Stock Incentive Plan, incentive stock options and non-statutory options must be granted with an exercise price of at least 100% of the fair market value of our Common Stock on the date of grant. Incentive stock options granted to any holder of more than 10% of the voting shares of our Company must have an exercise price of at least 110% of the fair market value of our Common Stock on the date of grant. No incentive stock option can be granted to an employee if as a result of the grant, the employee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000, based on the value of the stock on the date of grant. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. Our option agreements have generally provided that 1/4th of the total number of shares subject to the option will vest and become exercisable 12 months after the vesting commencement date, and the remaining options will vest and become exercisable at a rate of 1/48th of the total number of shares subject to the option each month thereafter subject to continued service. Each stock option agreement sets forth the term of the options, which is prohibited from exceeding 10 years (five years in the case of an incentive stock option granted to any holder of more than 10% of our voting shares), and the extent to which the optionee will have the right to exercise the option following termination of the optionee’s service with the Company. Payment of the exercise price may be made in cash or cash equivalents or, if provided for in the stock option agreement evidencing the award, (i) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (ii) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (iii) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (iv) by delivering a full-recourse promissory note, (v) by having the Company withhold shares issuable upon exercise pursuant to a “net exercise,” or (vi) by any other form that is consistent with applicable laws, regulations and rules.

Restricted Stock. Restricted stock is a share award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Participants who are granted restricted stock awards generally have all of the rights of a stockholder with respect to such stock, other than the right to transfer such stock prior to vesting. Subject to the terms of the 2005 Stock Incentive Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock may be awarded for such consideration as the Compensation Committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes or future services or services rendered prior to the award (without a cash payment by the recipient).

Restricted Stock Units. Restricted Stock Units (“RSUs”) give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in a restricted stock unit agreement. Unlike restricted stock, the stock underlying RSUs will not be issued until the RSUs have vested and are settled, and recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. However, at the discretion of the Compensation Committee, any restricted stock unit may entitle the holder to be credited with an amount equal to all cash dividends paid on one share of our Common Stock while the stock unit is outstanding, subject to the vesting conditions applicable to the underlying stock units. The Compensation Committee may elect to settle vested RSUs in cash or in Common Stock or in a combination of cash and Common Stock. Subject to the terms of the 2005 Stock Incentive Plan, the Compensation Committee will determine the terms and conditions of any RSU award, which will be set forth in a restricted stock unit agreement to be entered into between us and each recipient.

Stock Appreciation Rights. Stock appreciation rights may be granted independently or in combination with an award of stock options. Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our Common Stock over the exercise price of the award. The exercise price of a stock appreciation right will be determined by the Compensation Committee, which shall not be less than the fair market value of our Common Stock on the date of grant. The Compensation Committee may elect to pay stock appreciation rights in cash or in Common Stock or in a combination of cash and Common Stock.

Performance Based Awards. Awards under the 2015 Stock Incentive Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions must be based on an objective formula or standard, which include, but are not limited to, one or more of the following factors: (a) cash flow (including operating cash flow), (b) earnings per share, (c) earnings before any combination of interest, taxes, depreciation or amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) achievement of target levels of discovery and/or development of products or services, including but not limited to research or regulatory achievements, (t) third party coverage and/or reimbursement objectives, or (u) test volume metrics, each with respect to eGain and/or one or more of its affiliates or operating units.

The Compensation Committee shall determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each participant, the extent to which the qualifying performance criteria have been met. The Compensation Committee may not in any event increase the amount of compensation payable under the 2005 Stock Incentive Plan upon the attainment of a pre-established qualifying performance goal to a participant who is a “covered employee” within the meaning of Section 162(m).

Amendment and Termination. The 2005 Stock Incentive Plan will terminate automatically on September 30, 2024. Our Board of Directors may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

Plan Features. Under the 2005 Stock Incentive Plan:

●	Unless the agreement evidencing an award expressly provides otherwise, no award granted under the plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), other than by will or the laws of descent and distribution.
●	In the event of a recapitalization, stock split or similar capital transaction, we will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2005 Stock Incentive Plan, including the limitations on awards given to an individual participant in any calendar year and the number of non-statutory stock options automatically granted to outside directors and other adjustments in order to preserve the benefits of outstanding awards under the 2005 Stock Incentive Plan.
●	If we merge with or into another corporation, all outstanding awards will be subject to the agreement of merger or other reorganization, and subject to compliance with Section 409A of the Code, such agreement shall provide for: (a) the continuation of outstanding awards by eGain, if eGain is the surviving corporation, (b) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards, (d) immediate vesting, exercisability and settlement of outstanding awards followed by the cancellation of such awards upon or immediately prior to the effectiveness of such transaction, or (e) settlement of the intrinsic value of the outstanding awards (whether or not then vested or exercisable) in cash or cash equivalents or equity.

Promotion of Good Corporate Governance Practices. The 2005 Stock Incentive Plan also includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

●	No Discounted Options. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
●	No Evergreen Provision. We do not have an “evergreen” provision which automatically adds additional shares to the plan each year.
●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
●	No Repricing. Stock options and stock appreciation rights with an exercise price that is greater than the fair market value of the underlying shares may not be repriced, exchanged, or bought out without stockholder approval.
●	No Tax Gross-ups. The 2005 Stock Incentive Plan does not provide for any tax gross-ups.

Summary of Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2005 Stock Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by our Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Non-Qualified Stock Options. Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to our Company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Section 409A

Section 409A of the Code (“Section 409A”), provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2005 Stock Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

Tax Effect

We generally will be entitled to a tax deduction in connection with an award under the 2005 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Section 162(m) limits our compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m).

Plan Benefits

The number of awards that an employee, director or consultant may receive under the 2005 Stock Incentive Plan is in the discretion of the administrator and therefore cannot be determined in advance, therefore the following table sets forth: (i) the aggregate number of shares of Common Stock subject to options granted under the 2005 Stock Incentive Plan during fiscal year 2021 to date as of October 13, 2021 to each of our non-executive officers; executive officers, as a group; directors who are not executive officers and consultants, as a group; and all employees who are not executive officers, as a group; and (ii) the average per share exercise price of such options.

	2005 Stock Incentive Plan
Name and Position	Value ($)	Number of Options
Ashutosh Roy, Chief Executive Officer and Director	3,408,000	300,000
Eric N. Smit, Chief Financial Officer	1,817,600	160,000
Promod Narang, Senior Vice President of Products and Engineering	1,306,400	115,000
All current executive officers as a group (3) persons	6,532,000	575,000
All current non-executive directors as a group (4) persons	1,817,600	160,000
All current non-executive officer employees as a group (600) persons	27,636,987	2,423,260

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of June 30, 2021.

			Number of securities
	Number of		remaining available for
	securities to be	Weighted-average	future issuance under
	issued upon exercise	exercise price of	equity compensation
	of outstanding	outstanding options	plans (excluding securities
	options and rights	and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders
2005 Stock Incentive Plan	1,562,995	$6.44	944,527
2005 Management Stock Option Plan	1,172,517	$3.51	68,649
2017 Employee Stock Purchase Plan	80,018	3.43	643,075
Total	2,815,530	$5.13	1,656,251

As of October 13, 2021, 1,997,882 shares had been issued upon exercise of options granted under the 2005 Stock Incentive Plan, options to purchase 1,146,341 shares were outstanding, and 56,602 shares remained available for future grant. To date no RSUs have been issued under the 2005 Stock Incentive Plan.

The Board of Directors recommends a vote “FOR” the proposal to approve an amendment to the Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to reward team accomplishments while promoting individual accountability. Our compensation takes into account competitive practices and internal consistency and fairness. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2021 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, the Board of Directors or the compensation committee of the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors recommends a vote “FOR” the proposal to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of BPM LLP (“BPM”) as eGain’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2022, subject to ratification by the stockholders. BPM audited eGain’s consolidated financial statements for the fiscal year ended June 30, 2021. Representatives of BPM are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The aggregate fees for professional services by BPM the Company’s Independent Registered Public Accounting Firm in fiscal year 2021 and fiscal year 2020 for these various services to the Company and its subsidiaries were as follows:

Audit Fees

The aggregate audit fees and expenses billed by BPM for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings, including Current Reports on Form 8-K, were approximately $507,000 for fiscal year 2021 and $560,000 for fiscal year 2020.

Audit-Related Fees

The aggregate fees for audit-related services that were incurred in fiscal year 2021 was $14,000. These services were related to our employee benefit plan audit. The aggregate fees incurred during fiscal year 2020 was $13,000.

Tax Fees

No fees for tax compliance, tax advice or tax planning were incurred in fiscal years 2021 and 2020.

All Other Fees

There were no other fees billed to Company in fiscal years 2021 and 2020 other than those reported in the categories above.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of BPM for non-audit accounting and tax services performed for the Company is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services for which the Company engages BPM require pre-approval by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s Independent Registered Public Accounting Firm. The percentage of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, were approved by the Audit Committee in accordance with such policy, was 100% for fiscal year 2021.

In the event stockholders do not ratify this proposal, the Board of Directors will review its future selection of eGain’s Independent Registered Public Accounting Firm but will not be required to select a different Independent Registered Public Accounting Firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors recommends a vote “FOR” ratification of the appointment of BPM LLP, as eGain’s Independent Registered Public Accounting Firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by eGain under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The current members of the Audit Committee are Christine Russell, Brett Shockley and Dr. Phiroz P. Darukhanavala, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee performs the following activities:

●	oversees eGain’s financial reporting process on behalf of the Board of Directors; and
●	provides independent, objective oversight of eGain’s accounting functions and internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements contained in the 2021 Annual Report with eGain’s management and its Independent Registered Public Accounting Firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal controls. The Independent Registered Public Accounting Firm is responsible for expressing an opinion on the material conformity of those consolidated financial statements with accounting principles generally acceptable in the United States.

The Audit Committee met privately with the Independent Registered Public Accounting Firm, and discussed issues deemed significant by the Independent Registered Public Accounting Firm, including those required by Public Company Accounting Oversight Board (“PCAOB”), Auditing Standards No. 1301, Communications with Audit Committees, and the SEC about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements. In addition, the Audit Committee discussed with the Independent Registered Public Accounting Firm their independence from eGain and its management, including the matters in the written disclosures required by the applicable requirements of the PCAOB. The Audit Committee also considered BPM’s provision of non-audit services to eGain and determined that such provision of such services was compatible with maintaining the independence of BPM. BPM has provided the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2021 Annual Report, for filing with the SEC.

Audit Committee

Christine Russell
Brett Shockley
Dr. Phiroz P. Darukhanavala

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Party Transactions

It is eGain’s current policy that all transactions between eGain, on the one hand, and its officers, directors, 5% stockholders and affiliates, on the other hand, will be entered into only if these transactions are approved by a majority of the disinterested directors, are on terms no less favorable to eGain than could be obtained from unaffiliated parties and are reasonably expected to benefit eGain.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Proposals of stockholders of eGain that are intended to be presented by such stockholders at the 2022 annual meeting of stockholders must be received by the Secretary of eGain no later than June 29, 2022 in order that they may be included in eGain’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in eGain’s proxy statement for the 2022 annual meeting of stockholders will be ineligible for presentation at the 2022 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of eGain at the principal executive offices of eGain and otherwise complies with the provisions of its Bylaws. To be timely, eGain’s Bylaws provide that eGain must have received the stockholder’s notice not less than 50 days or more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, eGain must receive the stockholder’s notice by the close of business on the 15th day after the earlier of the day eGain mailed notice of the annual meeting date or provided such public disclosure of the meeting date. You can obtain a copy of our Bylaws by writing to the Secretary at 1252 Borregas Avenue, Sunnyvale, California 94089.

OTHER MATTERS

eGain knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

eGain has adopted a process for mailing the 2021 Annual Report and the Proxy Statement called “householding,” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of the 2021 Annual Report and Proxy Statement, unless eGain receives contrary instructions from any stockholder at that address. eGain will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the 2021 Annual Report and the Proxy Statement at the same address, additional copies will be promptly provided to you upon your request. If you are a stockholder of record, you may contact us by writing to Chief Financial Officer, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089 or by calling (408) 636-4500. Eligible stockholders of record receiving multiple copies of the 2021 Annual Report and Proxy Statement can request householding by contacting eGain in the same manner. eGain has undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of the 2021 Annual Report and the Proxy Statement or you may request householding by notifying your broker, bank or nominee.

Current and prospective investors can also access free copies of the 2021 Annual Report, the Proxy Statement and other financial information on our Investor Relations section of our web site at http://www.egain.com/company/investors/.

ANNUAL REPORT ON FORM 10-K

A copy of eGain’s 2021 Annual Report accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Chief Financial Officer, eGain Corporation, 1252 Borregas Avenue, Sunnyvale, California 94089. The Company will provide copies of exhibits to the 2021 Annual Report, but may charge a reasonable fee per page to any requesting stockholder entitled to vote at the Annual Meeting.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By order of the Board of Directors,

Ashutosh Roy
Chief Executive Officer

October 27, 2021

Appendix A

Amended and Restated

Certificate of INCORPORATION OF

eGAIN CORPORATION

eGain Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:The name of the corporation is eGain Corporation.

SECOND:The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 10, 1997 under the name of PARSEC COMMUNICATIONS CORPORATION and most recently amended and restated pursuant to an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 23, 2004, as amended by Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 13, 2012 (as so amended, the “Existing Certificate”).

THIRD:Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates, integrates, and further amends the provisions of the Existing Certificate.

FOURTH:The Existing Certificate shall be amended and restated to read in full as follows:

article I

The name of the corporation is eGain Corporation (the “Corporation”).

article II

The registered agent and the address of the registered offices in the State of Delaware are:

Corporation Service Company

251 Little Falls Drive
Wilmington, Delaware 19808
County of New Castle

article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

article IV

A.Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Sixty-Five Million (65,000,000), of which Sixty Million (60,000,000) shares shall be Common Stock, par value $0.001 per share (the “Common Stock”), and of which Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the board of directors of the Corporation (the “Board”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, as amended from time to time (this “Certificate”), the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

B.Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board. The Board is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences, and relative participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof. The Board is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless the Board provides to the contrary in the resolution which fixes the designations, preferences, and rights of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

C.Common Stock.

1.Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative participating, optional, or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2.Voting Rights. Except as otherwise required by law or this Certificate, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation. No holder of shares of Common Stock shall have the right to cumulative votes.

3.Dividends. Subject to the preferential rights of the Preferred Stock and except as otherwise required by law or this Certificate, the holders of shares of Common Stock shall be entitled to receive dividends, when, as and if declared by the Board, out of the assets of the Corporation which are by law available therefor.

4.Dissolution, Liquidation, or Winding Up. In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, except as otherwise required by law or this Certificate, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

5.Consideration for Shares. The Common Stock authorized by this Certificate shall be issued for such consideration as shall be fixed, from time to time, by the Board.

article V

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:

A.Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.Election of Directors. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.Action by Stockholders. Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the Board acting pursuant to a resolution adopted by a majority of the Whole Board or by the Chairman of the Board, the Chief Executive Officer, or the President of the Corporation. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

E.Annual Meeting of Stockholders. An annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as the Board shall fix.

ARTICLE VI

A.Number and Terms of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall serve until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, if authorized by a resolution of the Board, directors may be elected to fill any vacancy on the Board, regardless of how such vacancy shall have been created.

B.Quorum. A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the Board, and, except as otherwise expressly required by law or by this Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.

C.Board Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office, or other cause shall, unless otherwise required by law or by resolution of the Board, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

D.Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

article VII

The Board is expressly empowered to adopt, amend, or repeal bylaws of the Corporation. Any adoption, amendment, or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend, or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation, voting together as a single class, shall be required to adopt, amend, or repeal any provision of the Bylaws.

ARTICLE VIII

A.Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended (including, but not limited to Section 102(b)(7) of the DGCL), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B.Indemnification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees, and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise.

C.Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

ARTICLE IX

A.Exclusive Forum; Delaware Chancery Court. To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware), shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action or proceeding asserting a claim for breach of any fiduciary duty owed by any director, officer, employee, agent, or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL or any provision of this Certificate or the Bylaws, (d) any action or proceeding asserting a claim against a stockholder of the Corporation, or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce, or determine the validity of this Certificate or the Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this section.

B.Exclusive Forum; Federal District Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this section. Failure to enforce the provisions contained in this Article IX would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ARTICLE X

The affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation, voting together as a single class, shall be required to amend in any respect or repeal this Article X or any of Articles V, VI, VII, VIII, or IX.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chief Executive Officer this ___ day of __________, 2021.

eGain Corporation

By:
Ashutosh Roy, Chief Executive Officer

Appendix B

eGAIN CORPORATION

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(As amended through October 11, 2021)

i

(b)	Automatic Grants to Outside Directors	B-5
(c)	Ten-Percent Stockholders	B-6
(d)	Attribution Rules	B-6
(e)	Outstanding Stock	B-6
SECTION 5. STOCK SUBJECT TO PLAN.		B-6
(a)	Basic Limitation	B-6
(b)	Section 162(m)Award Limitation	B-6
(c)	Additional Shares	B-6
(d)	Substitution and Assumption of Awards	B-6
SECTION 6. RESTRICTED SHARES.		B-7
(a)	Restricted Share Award Agreement	B-7
(b)	Payment for Awards	B-7
(c)	Vesting	B-7
(d)	Voting and Dividend Rights	B-7
(e)	Restrictions on Transfer of Shares	B-7
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.		B-7
(a)	Stock Option Award Agreement	B-7
(b)	Number of Shares	B-7
(c)	Exercise Price	B-7
(d)	Withholding Taxes	B-7
(e)	Exercisability and Term	B-8
(f)	Exercise of Options	B-8
(g)	Effect of Change in Control	B-8
(h)	No Rights as a Stockholder	B-8
(i)	Modification, Extension and Renewal of Options	B-8
(j)	Restrictions on Transfer of Shares	B-8
SECTION 8. PAYMENT FOR SHARES.		B-8
(a)	General Rule	B-8
(b)	Surrender of Stock	B-8
(c)	Services Rendered	B-8
(d)	Cashless Exercise	B-9
(e)	Exercise/Pledge	B-9
(f)	Net Exercise	B-9
(g)	Promissory Note	B-9
(h)	Other Forms of Payment	B-9
(i)	Limitations under Applicable Law	B-9
SECTION 9. STOCK APPRECIATION RIGHTS.		B-9
(a)	SAR Award Agreement	B-9
(b)	Number of Shares	B-9
(c)	Exercise Price	B-9
(d)	Exercisability and Term	B-9
(e)	Effect of Change in Control	B-10

ii

(f)	Exercise of SARs	B-10
(g)	Modification or Assumption of SARs	B-10
SECTION 10. STOCK UNITS.		B-10
(a)	Stock Unit Award Agreement	B-10
(b)	Payment for Awards	B-10
(c)	Vesting Conditions	B-10
(d)	Voting and Dividend Rights	B-10
(e)	Form and Time of Settlement of Stock Units	B-10
(f)	Death of Participant	B-11
(g)	Creditors’ Rights	B-11
SECTION 11. ADJUSTMENT OF SHARES.		B-11
(a)	Adjustments	B-11
(b)	Dissolution or Liquidation	B-11
(c)	Reorganizations	B-11
(d)	Reservation of Rights	B-12
SECTION 12. DEFERRAL OF AWARDS.		B-12
(a)	Committee Powers	B-12
(b)	General Rules	B-12
SECTION 13. AWARDS UNDER OTHER PLANS.		B-12
SECTION 14. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.		B-12
(a)	Effective Date	B-12
(b)	Elections to Receive NSOs, SARs, Restricted Shares or Stock Units	B-12
(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	B-13
SECTION 15. LEGAL AND REGULATORY REQUIREMENTS.		B-13
SECTION 16. TAXES.		B-13
(a)	Withholding Taxes	B-13
(b)	Share Withholding	B-13
(c)	Section 409A	B-13
SECTION 17. TRANSFERABILITY.		B-13
SECTION 18. PERFORMANCE BASED AWARDS.		B-14
SECTION 19. NO EMPLOYMENT RIGHTS.		B-15
SECTION 20. DURATION AND AMENDMENTS.		B-15
(a)	Term of the Plan	B-15
(b)	Right to Amend the Plan	B-15
(c)	Effect of Termination	B-15
SECTION 21. EXECUTION.		B-15

iii

EGAIN CORPORATION

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

SECTION 1.           ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors effective March 11, 2005 (the “Effective Date”) and was most recently amended and restated on October 11, 2021. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options), or stock appreciation rights.

SECTION 2.           DEFINITIONS.

(a)       “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)       “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c)       “Award Agreement” shall mean the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d)       “Board of Directors” or “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(e)       “Change in Control” shall mean the occurrence of any of the following events:

(i)        A change in the composition of the Board of Directors occurs, as a result of which fewer than one- half of the incumbent directors are directors who either:

(A)      Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)      Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

(ii)       Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)     The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)      The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii) above, the term “person” shall have the same meaning as when used in Sections 12(d) and 13(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the public offering of securities or debt of the Company to the public.

(f)       “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)       “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h)       “Company” shall mean eGain Corporation, a Delaware corporation.

(i)        “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(j)        “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(k)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)        “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(m)      “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)        If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the OTC Link Quote system;

(ii)       If the Stock was traded on any established stock exchange (such as the New York Stock Exchange or The NASDAQ Stock Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; and

(iii)     If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(n)       “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(o)       “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(p)       “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q)       “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(r)       “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(s)       “Participant” shall mean a person who holds an Award.

(t)        “Performance Based Award” shall mean any Restricted Share Award or Stock Unit Award granted to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(u)       “Plan” shall mean this 2005 Stock Incentive Plan of eGain Corporation, as amended from time to time.

(v)       “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w)      “Restricted Share” shall mean a Share awarded under the Plan.

(x)       “SAR” shall mean a stock appreciation right granted under the Plan.

(y)       “Service”shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(z)       “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

(aa)     “Stock” shall mean the Common Stock of the Company.

(bb)     “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(cc)     “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(dd)     “Total and Permanent Disability” shall mean any permanent and total disability as defined by Section 22(e)(3) of the Code.

SECTION 3.           ADMINISTRATION.

(a)       Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)       Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such Awards. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so grant.

(c)       Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d)       Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)        To interpret the Plan and to apply its provisions;

(ii)       To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)     To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)      To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)       To determine when Awards are to be granted under the Plan;

(vi)      To select the Participants to whom Awards are to be granted;

(vii)     To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)   To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)      To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)       To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)      To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)     To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)   To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)    To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)     To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

SECTION 4.           ELIGIBILITY.

(a)       General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b)       Automatic Grants to Outside Directors.

(i)       On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after the Effective Date, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 500 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under this Section 4(b)(ii) shall vest and become exercisable on the first anniversary of the date of grant; provided, however, that each such Option shall become vested and exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested and exercisable in full if a Change in Control occurs with respect to the Company during the Participant’s Service.

(ii)       The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b), (d), (e), (f) or (h).

(iii)     All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date that is twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service as a member of the Board of Directors for any reason shall terminate immediately and may not be exercised.

(iv)      The Board of Directors or the Committee in its discretion may change and otherwise revise the terms of the Nonstatutory Options granted to Outside Directors under this Section 4(b), including, without limitation, the number of Shares subject thereto, the type of Award to be granted under this Section 4(b), for Options or other Awards granted on or after the date the Board of Directors or Committee determines to make any such change or revision.

(c)       Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d)       Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e)       Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.           STOCK SUBJECT TO PLAN.

(a)       Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 7,460,000 Shares. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed 7,460,000 Shares plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)       Section 162(m)Award Limitation. Notwithstanding any contrary provisions of the Plan and subject to the provisions of Section 11, with respect to any Option or SAR intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no Participant eligible for an Award may receive Options or SARs under the Plan in any calendar year that relate to an aggregate of more than 500,000 Shares, and no more than two times this amount in the first year of employment. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Participant, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option or SAR shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

(c)       Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Only the number of Shares (if any) actually issued in settlement of Awards (and not forfeited) shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. Any Shares withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again become available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(c), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

(d)       Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a).

SECTION 6.           RESTRICTED SHARES.

(a)       Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b)       Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)       Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)       Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)       Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.           TERMS AND CONDITIONS OF OPTIONS.

(a)       Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b)       Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c)       Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)       Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)       Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)       Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)       Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)       No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i)        Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided however that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j)        Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8.           PAYMENT FOR SHARES.

(a)       General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b)       Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)       Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)       Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)       Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)       Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Optionee in cash other form of payment permitted under the Stock Option Agreement.

(g)       Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full- recourse promissory note.

(h)       Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i)        Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.           STOCK APPRECIATION RIGHTS.

(a)       SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b)       Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c)       Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d)       Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)       Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)       Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)       Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

SECTION 10.         STOCK UNITS.

(a)       Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b)       Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)       Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)       Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e)       Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f)       Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g)       Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11.         ADJUSTMENT OF SHARES.

(a)       Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)        The number of Shares available for future Awards under Section 5;

(ii)       The limitations set forth in Sections 5(a) and (b) and Section 18;

(iii)     The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv)      The number of Shares covered by each outstanding Award; and

(v)       The Exercise Price under each outstanding Option and SAR.

(b)       Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)       Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:

(i)        The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)       The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)     The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)      Immediate vesting, exercisability and settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

(v)       Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d)       Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 12.         DEFERRAL OF AWARDS.

(a)       Committee Powers. Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i)        Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)       Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)     Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)       General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

SECTION 13.         AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14.         PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)       Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b)       Elections to Receive NSOs, SARs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c)       Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15.         LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16.         TAXES.

(a)       Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)       Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the minimum legally required tax withholding.

(c)       Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.         TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17 shall be void and unenforceable against the Company.

SECTION 18.         PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that in the case of any Performance Based Award, the following conditions shall apply:

(i)        The amount potentially available under a Performance Based Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified period of service based on one or more of the following performance criteria: (a) cash flow (including operating cash flow), (b) earnings per share, (c) earnings before any combination of interest, taxes, depreciation or amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) achievement of target levels of discovery and/or development of products or services, including but not limited to research or regulatory achievements, (t) third party coverage and/or reimbursement objectives, or (u) test volume metrics (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award;

(ii)      Unless specified otherwise by the Committee at the time the performance goals are established or otherwise within the time prescribed by Section 162(m) of the Code, the Committee shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a performance period as follows: (i) to exclude asset write-downs, (ii) to exclude litigation or claim judgments or settlements, (iii) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) to exclude accruals for reorganization and restructuring programs, (v) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) to exclude the dilutive effects of acquisitions or joint ventures, (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; and (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m);

(iii)     The Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award; and

(iv)      The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(v)       The maximum aggregate number of Shares that may be subject to Performance Based Awards granted to a Participant in any calendar year is 500,000 Shares (subject to adjustment under Section 11), and no more than two times this amount in the first year of employment.

SECTION 19.         NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 20.         DURATION AND AMENDMENTS.

(a)       Term of the Plan. The Plan, as set forth herein, shall terminate automatically on September 30, 2024. The Board of Directors may suspend or terminate the Plan at any time.

(b)       Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)       Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 21.         EXECUTION.

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

EGAIN CORPORATION

By	/s/ Eric Smit

Name	Eric Smit

Title	Chief Financial Officer

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Central Standard Time, on December 8, 2021. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/EGAN delete QR code and control # oΔr scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EGAN Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q listed in Proposal 2, FOR Proposal 3, FOR Proposal 4, and FOR Proposal 5. + 1. Approval to amend and restate eGain’s Amended and Restated Certificate of Incorporation, as amended, as set forth in the Second Amended and Restated Certificate of Incorporation, appended to the proxy statement as Appendix A, including the following sub-proposals: ForAgainst Abstain 1a. to increase the number of authorized shares of common stock to 60,000,000 shares; 1b. to allow a majority of the board of directors to adopt, amend, or repeal the bylaws; and 1c. to approve choice of forum provisions. 2. The election of each of the nominated directors to serve until the 2022 annual meeting of stockholders and thereafter until their successors are elected and qualified. For Withhold For Withhold For Withhold 01 - Ashutosh Roy 02 - Gunjan Sinha 03 - Phiroz P. Darukhanavala 04 - Brett Shockley 05 - Christine Russell ForAgainst Abstain ForAgainst Abstain 3. Approval of an amendment to the Amended and Restated 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 6,460,000 shares to 7,460,000 shares. 4. Approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers. 5. Ratification of the appointment of BPM LLP, as the Independent MMMMMMM Registered Public Accounting Firm. NOTE: In their discretion the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting and any adjournment(s) or postponement(s) thereof. C 1234567890 J N T 1 8 1 6 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 5 03J4VF MMMMMMMMM A Proposals — The Board of Directors recommends a vote FOR Proposal 1 (including each of the sub-proposals), FOR all the nominees Annual Meeting Proxy Card1234 5678 9012 345

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders, the Proxy Statement and Annual Report are available at: www.edocumentview.com/EGAN q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders, December 8, 2021 (see Proxy Statement for discussion of items) The undersigned hereby appoints Ashutosh Roy and Eric N. Smit, with full power of substitution to vote all shares of eGain Corporation Common Stock which each of the undersigned is entitled to vote on all matters which may properly come before the 2021 Annual Meeting of Stockholders of eGain Corporation, or any adjournment thereof. The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Proposal 1 (including each of the sub-proposals), approval to amend and restate eGain’s Amended and Restated Certificate of Incorporation, FOR all the nominees listed in Proposal 2, the election of each of the nominated directors to serve until the 2022 annual meeting of stockholders and thereafter until their successors are elected and qualified, FOR Proposal 3, approval to amend the Amended and Restated 2005 Stock Incentive Plan, FOR Proposal 4, approval, on a non-binding advisory basis, of the compensation paid by us to our named executive officers, FOR Proposal 5, the ratification of the appointment of BPM LLP as the Independent Registered Public Accounting Firm, and at the discretion of the proxies, on any other matter that may properly come before the meeting. Please sign, date and return promptly in the accompanying envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Proxy — eGain Corporation Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EGAN